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                                                                    EXHIBIT 3.40

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 02/09/2001
                                                           010068167-3351911

                               STATE OF DELAWARE
                         CERTIFICATE OF INCORPORATION
                             A STOCK CORPORATION

-    FIRST: The name of this Corporation is
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                      StoreYourThings.com, Inc.
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-    SECOND: Its registered office in the State of Delaware is to be located at
     1209 Orange Street, in the City of Wilmington County of New Castle
     Zip Code 19801. The registered agent in charge thereof is
     The Corporation Trust Company
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-    THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- FOURTH: The amount of the total authorized capital stock of this corporation is Ten Thousand Dollars ($10,000) divided into 1,000,000 shares of No and 01/100 Dollars ($0.01) each.

-    FIFTH: The name and mailing address of the incorporator are as follows:

                 Name   Janine E. Rudolph
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                 Mailing Address   P.O. Box 988
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                                   Fort Wayne, IN    Zip Code    46801-0988
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-    I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 5th day of February, A.D. 2001.


                                              BY:  /s/ Janine E. Rudolph
                                                  -----------------------------
                                                        (Incorporator)

                                              NAME:  Janine E. Rudolph
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